                                                            EXHIBITS 5 and 23(a)

                            Owen M. Naccarato, Esq,
                                  31 Grenache
                           Irvine, California 92614
                           Telephone (949) 551-4982
                           Telecopier (310) 473-5442

                                March 29, 1999


Computerized Thermal Imaging, Inc.
476 Heritage Park Boulevard
Suite 210
Layton, Utah 84041

     Re:  Post Effective Amendment to Form SB-2 Registration Statement

Gentlemen:

     As counsel for Computerized Thermal Imaging, Inc. (the "Company"), you have requested our firm to render this opinion in connection with the Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission relating to the resale of 36,209,606 shares of the common stock of the Company, which may be sold by the holders thereof (the "Selling Stockholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of the common stock of the Company, $0.001 par value per share (the "Common Stock"), to be resold include: (i) 20,781,250 shares to be purchased by an unrelated investor (the "Newly Issued Shares");
(ii) 5,337,741 shares currently issued and outstanding; (iii) 3,840,615 shares underlying outstanding warrants exercisable at prices ranging from $0.72 to $5.00 per share which expire on various dates ranging from March 31, 1999 to March 13, 2002 (the "Resale Warrants"); and (iv) 6,250,000 shares underlying outstanding options exercisable at prices ranging from $0.60 per share to $1.25 per share which expire automatically on various dates ranging from July 21, 2000 to June 12, 2005 (the "Resale Options").

     We are familiar with the Registration Statement and the registration of the shares of the Common Stock contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     2. The shares of the Common Stock to be issued upon the purchase of the Newly Issued Shares are validly authorized and, when purchased, will be validly issued, fully paid and nonassessable.

     3. The shares of the Common Stock underlying the Compensation Warrants to be issued upon the exercise thereof are validly authorized and, upon exercise, will be validly issued, fully paid and nonassessable.

Computerized Thermal Imaging, Inc.
March 29, 1999
Page 2


     4. The shares of the Common Stock underlying the Resale Warrants and the Options to be issued upon the exercise/and or the conversion of such Resale Warrants and Options are validly authorized and, upon exercise or conversion, will be validly issued, fully paid and nonassessable.

     We hereby consent to use in the Registration Statement of the reference to Owen M. Naccarato under the heading "Legal Matters". We also consent to the filing of this opinion letter as an exhibit to the Registration Statement.

     This opinion is conditioned upon the Registration Statement being declared effective.

                                    Very truly yours,


                                    /s/ Owen M. Naccarato
                                    ---------------------
                                    Owen M. Naccarato, Esq.